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                                                                    EXHIBIT 21.1

                              List of Subsidiaries
                              --------------------


1. TriDStore IP L.L.C.
2. Constellation 3D Vostok
3. C-TriD Israel Ltd.
4. TriD SV, Inc.
5. FMD&E, Inc.
6. Constellation 3D Trust L.L.C.
7. Velor Incorporated